Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Unitil Corporation (the "Company") on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned Thomas P. Meissner, Jr., Chief Executive Officer, Daniel J. Hurstak, Chief Financial Officer, and Todd R. Diggins, Chief Accounting Officer, certifies, to the best knowledge and belief of the signatory, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Signature	Capacity	Date

/s/ Thomas P. Meissner, Jr.
Thomas P. Meissner, Jr.	Chief Executive Officer	February 10, 2025

/s/ Daniel J. Hurstak
Daniel J. Hurstak	Chief Financial Officer	February 10, 2025

/s/ Todd R. Diggins
Todd R. Diggins	Chief Accounting Officer	February 10, 2025